UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2007

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark J. Parrell has been appointed Executive Vice President and Chief Financial Officer of Equity Residential (the “Company”) effective as of October 2, 2007. John G. Lennox had served as interim Chief Financial Officer, as previously reported in the Form 8-K filed by the Company on September 6, 2007, and will resume his role as the Company’s Senior Vice President of Financial Planning and Analysis. Mr. Parrell, 41, served as Senior Vice President and Treasurer of the Company since August 2005. He was First Vice President — Capital Markets from February 2003 to July 2005 and Vice President — Capital Markets from July 1999 to January 2003.

Item 7.01 Regulation FD Disclosure.

On October 2, 2007, Equity Residential issued a press release announcing Mr. Parrell’s appointment as Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity Residential under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press release dated October 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: October 3, 2007	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: October 3, 2007	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated October 2, 2007.